EXHIBIT 10.2

                     AGREEMENT BETWEEN OWNER AND CONTRACTOR

         THIS AGREEMENT between Owner and Contractor (the "Agreement") is entered into as of the 4th day of May, 2001 by and between Millennium Pharmaceuticals, Inc. ("Owner") and Turner Construction Company ("Contractor").

         WHEREAS, FC 35 Landsdowne, Inc. ("Landlord") and Owner as "tenant" are parties to a certain lease (the "Lease") of premises located at 35 Landsdowne Street, Cambridge, Massachusetts;

         WHEREAS, pursuant to the Lease, Landlord is developing a corporate headquarters, office and laboratory building (the "Building") of which Tenant will be the sole tenant;

         WHEREAS, Landlord has entered into a contract with Contractor dated January 12, 2001 (the "Landlord/Contractor Contract") (in the form attached hereto as Exhibit I) to provide construction services for the base building work at the Building (the "Base Building Work");

         WHEREAS, Owner desires to engage the Contractor to provide construction services for the Project, described below, being work not included in the Base Building Work (the "Tenant Work");

         WHEREAS, the Lease requires that Tenant's contract with the Contractor be in substantially the same form as the Landlord/Contractor Contract; and

         WHEREAS, the parties intend that the terms of the Landlord/Contractor Contract be incorporated into this Agreement, except as modified by the terms below, which shall take precedence over and supercede any and all inconsistent provisions of the Landlord/Contractor Contract;

         NOW, THEREFORE, Owner and Contractor agree as follows:

         The parties agree to be bound by a contract on the terms and conditions of the Landlord/Contractor Contract, except as particular Sections and other items therein are modified as set forth below, each heading below referring to a Section or item of the Landlord/Contractor Contract to be modified.

Owner:           All references to Owner shall mean:

                 Millennium Pharmaceuticals, Inc.
                 75 Sidney Street
                 Cambridge, Massachusetts 02139 (herein called "Owner" or "Tenant")

Project: The project governed by this Agreement shall be Tenant Work, including all interior systems, for office and laboratory space within cold core shell building located at 35 Landsdowne Street.

Section 4.1:     Delete "October 2, 2000" and replace with "February 12, 2001".

Section 4.2:     Delete "October 8, 2001" and replace with "August 15, 2002".

Section 5.1: Delete "five hundred seventy-one thousand dollars ($571,000)" and replace with "one million three hundred six thousand dollars ($1,306,000)".

Section 5.2.1: Delete "eighteen million two hundred fifty-eight thousand dollars ($18,258,000)" and replace with "forty one million seven hundred thousand dollars ($41,700,000)".

Section 7.3.1: Delete "six hundred thousand dollars ($600,000)" and replace with "One million eight hundred and thirty-eight thousand dollars ($1,838,000)".

Section 7.4.1: Delete "more than $140,000" and replace with "costs". Delete "consent of" and replace with "agreement of the Contractor and"

Section 12.2:    Delete "or as follows".

Article 14: After Paragraph 14.4.4, the following Sections are hereby inserted:

                 "14.5 During the course of the performance of the Work, Contractor may be given or observe certain trade secrets, technical know-how and other confidential information of Owner and its affiliates ("Confidential Information"). Contractor agrees: (i) to hold all such Confidential Information in confidence; (ii) not to disclose such Confidential Information to others; and (iii) not to use such Confidential Information for any purpose other than the performance of Work under this Agreement. Contractor agrees to limit dissemination of and access to such Confidential Information to those individuals in the Contractor's organization who have a need to know such Confidential Information for the above-described purpose. Should Contractor or any member of the Contractor's organization conceive any invention as a result of receiving or observing such information, Contractor agrees to assign or have assigned that invention to Owner. Contractor recognizes that Owner's facilities are private and Contractor will abide by Owner's security requirements and conditions for facilities access and usage and agrees that only those subjects, areas and programs designated by Owner as necessary to fulfill Owner's requirements will be accessed and/or perused by Contractor or any individuals in the Contractor's organization. In no event will any programs or information be copied or removed without Owner's express written approval. Owner reserves the right to review, inspect and/or search any individuals performing work under the Contractor's supervision, any equipment, and effects as Owner deems necessary to audit Contractor and Contractor's compliance herewith.

                 14.6 Contractor or any tier subcontractor shall neither hire any employee or officer of Owner while that employee or officer is an employee or officer of Owner, nor pay any salaries, commissions, fees or make any payments or rebates to any employee or officer of Owner, or to any designee of any such employee or officer, nor favor any employee or officer of Owner, or any designee of any such employee or officer with gifts or entertainment of significant cost or value, or with services or goods sold at less than full market value.

                 14.7 Contractor shall work with the Landlord and Owner to coordinate the management, administration and scheduling of the Base Building Work and the Tenant Work. Such cooperation shall include, without limitation, coordination of schedules, regular meetings, generally to be held weekly, during the construction period."

Section 16.1.2: Delete the phrase beginning "all as contained" and ending with "10/17/2000" and replace with "forming part of this Agreement and bound herewith, and subject to the modifications thereto set forth below".

Schedules B, C,
D, E, F and G:   Delete and replace with the attached Schedules B, C, D, E, F and G, respectively.

Exhibits A, B
and C: Replace each time it appears "FC 35 Landsdowne, Inc." with "Millennium Pharmaceuticals, Inc."

Exhibits D
and E: Although Landlord is not the "Owner" under this Agreement, the provisions of these Exhibits remain applicable. It is acknowledged, however, that except as may be otherwise provided in the Lease, any and all discretion and rights under these Exhibits to be exercised by the Owner shall be exercised by Millennium Pharmaceuticals, Inc.

IN ADDITION TO THE FOREGOING, THE FOLLOWING MODIFICATIONS ARE MADE TO THE GENERAL CONDITIONS:

Section 1.2.12: After the phrase "performed by others" insert "or the Base Building Work".

Section 2.1.2.1: Delete "Peter Calkins and Allison Nichols, who shall each" and replace with "Paul Pratt, who shall".

Section 3.5.1:   Delete underlined text.

Section 3.13.1: At the end of this Section, insert the following: "The Contractor shall remove all temporary construction offices, equipment and stored materials prior to April 1, 2002 to allow completion of site work by one or more other contractors. The Contractor shall coordinate construction access as required to perform the work under this Agreement, with the Landlord/Contractor Contract and other contractors. Effective April 1, 2002 the site shall be in
Page 3 of 5
                 the control of the Landlord, and the Owner and Contractor anticipate the Contractor shall be provided reasonable access by the Landlord and/or the Owner around the perimeter of the Building so as to facilitate the execution of the Contract.

Section 4.4.2:   Replace "Allison Nichols" with "Paul Pratt".

Section 4.4.3:   Replace "Allison Nichols" with "Paul Pratt".

                 Replace "Peter Calkins" with "Paul Pratt".

Section 4.5.4:   Replace "Peter Calkins" with "Paul Pratt".

Section 9.8.1: Add at end of sentence 1: "and (f) the Certificate of Occupancy has been issued by the City of Cambridge. The requirement set forth in clause (f) above shall be limited to only those matters that are in the control of the Contractor, or otherwise the responsibility of the Contractor.".

Section 13.2.1: At the end of this Section, insert the following: "Owner shall have the right to assign this Agreement, subject to the mutual agreement of the Contractor, which shall not be unreasonably withheld, to any entity controlling, controlled by or under common control with Owner, any entity that is the successor by merger to Owner or any entity acquiring all or substantially all of the Owner. Without limiting the foregoing, after Substantial Completion, the Owner's rights under this Agreement may be assigned to a successor to or assignee of Owner's interest as tenant under the Lease.

Section 13.3.1: Delete "Gayle B. Farris, with a copy to James Ratner, Forest City Rental Properties, 1100 Terminal Tower, Cleveland, OH 44115" and replace with "Paul Pratt, with a copy to Paul Bowie, Hanscomb Inc., 2067 Massachusetts Avenue, Cambridge MA, 02140, and to Joe Faber, Esq., at the Owner's address included at the beginning of the Agreement.

Exhibit B:       Delete this Exhibit and replace with the attached Exhibit B.

Exhibit C:       Delete this Exhibit and replace with the attached Exhibit C.

Exhibit F,
section 12:      Insert the following at the end of this Section:

                 "(8)     Millennium Pharmaceuticals, Inc.
                          75 Sidney Street
                          Cambridge, MA 02139

                  (9)     Hanscomb, Inc.
                          2067 Massachusetts Avenue
                          Cambridge, MA 02140"
Page 4 of 5

Exhibit F,
section 13: Replace the name of the certificate holder set forth in this Section with Millennium Pharmaceuticals, Inc., 75 Sidney Street, Cambridge, MA 02139

Exhibit F,
section 15: Insert at the beginning of this paragraph, "The Landlord, on behalf of".

                 Insert at the end of this paragraph the following: "Such insurance shall cover the Base Building Work and the Tenant Work."

    This Agreement is executed as a sealed instrument as of the date first above written.

                                OWNER:

                                Millennium Pharmaceuticals, Inc.


                                By: /S/ KEVIN P. STARR
                                    -----------------------------------
                                     Name:  Kevin P. Starr
                                     Title: Sr. V.P. and Chief Financial Officer


                                CONTRACTOR:

                                Turner Construction Company


                                By: /S/CHARLES T. BUUCK
                                    ------------------------------------
                                     Name:    Charles T. Buuck
                                     Title:   V.P. & General Mgr.



----------------- ------------------------------------------------------------- ------------------ -----------------
                                                                                                      GMP TOTAL
     SPEC                                   PACKAGE
   SECTION
----------------- ------------------------------------------------------------- ------------------ -----------------

----------------- ------------------------------------------------------------- ------------------ -----------------
----------------- ------------------------------------------------------------- ------------------ -----------------
TRANSFER          Base Building  Transfer (Scope + Base Bldg. TW Bulletins)                           246,000
----------------- ------------------------------------------------------------- ------------------ -----------------
----------------- ------------------------------------------------------------- ------------------ -----------------
DIVISION 3        DIVISION 3 - CONCRETE

----------------- ------------------------------------------------------------- ------------------ -----------------
03300             Concrete                                                                            108,000
                                                                                                   -----------------

03355             Concrete Sealer/Hardener                                      w/03300

                                                                                                   -----------------
03550             Self Leveling Floor Finish Allowance                                                 15,000
----------------- ------------------------------------------------------------- ------------------ -----------------
----------------- ------------------------------------------------------------- ------------------ -----------------
DIVISION 4        DIVISION 4 - MASONRY
----------------- ------------------------------------------------------------- ------------------
----------------- ------------------------------------------------------------- ------------------ -----------------
04200             Masonry                                                                              42,000
----------------- ------------------------------------------------------------- ------------------ -----------------
----------------- ------------------------------------------------------------- ------------------
DIVISION 5        DIVISION 5 - METALS
----------------- ------------------------------------------------------------- ------------------ -----------------
05100             Structural Steel                                              w/transfer
05300             Metal Decking                                                 w/05500
                                                                                                   -----------------
05500             Miscellaneous Metal                                                                 407,000
----------------- ------------------------------------------------------------- ------------------ -----------------
----------------- ------------------------------------------------------------- ------------------
DIVISION 6        DIVISION 6 - WOOD AND PLASTICS
                                                                                                   -----------------
----------------- ------------------------------------------------------------- ------------------ -----------------
06100             Rough Carpentry                                               w/09250 & 06200
                                                                                                   -----------------
06200             Finished Carpentry and Millwork                                                     663,000
----------------- ------------------------------------------------------------- ------------------ -----------------
----------------- ------------------------------------------------------------- ------------------
DIVISION 7        DIVISION 7 - THERMAL & MOISTURE PROTECTION
                                                                                                   -----------------
----------------- ------------------------------------------------------------- ------------------ -----------------
07270             Fire Stop and Smoke Seals                                     w/trades
                                                                                                   -----------------
07530             Roofing                                                                               8,000
                                                                                                   -----------------
07900             Interior Sealants                                                                    67,000
----------------- ------------------------------------------------------------- ------------------ -----------------
----------------- ------------------------------------------------------------- ------------------ -----------------
DIVISION 8        DIVISION 8 - DOORS & WINDOWS
                                                                                                   -----------------
----------------- ------------------------------------------------------------- ------------------ -----------------
08100             Steel Doors and Frames                                                              674,000
                                                                                                   -----------------
08200             Wood Doors                                                    w/08100
08300             Special Doors                                                 w/08100
08305             Access Doors                                                  w/ trades
                                                                                                   -----------------
08330             Overhead Coiling Doors                                                               40,000
                                                                                                   -----------------
08340             Overhead Coiling Grilles                                      w/08330
08345             Side Folding Grilles                                          w/08330
08710             Finished Hardware (Base Bldg.)                                w/08100
08710             Finished Hardware (Tenant)                                    w/08100
08850             Plate Glass Mirrors                                           w/08800
                                                                                                   -----------------
08800             Glass and Glazing                                                                   121,000
----------------- ------------------------------------------------------------- ------------------ -----------------
----------------- ------------------------------------------------------------- ------------------ -----------------
DIVISION 9        DIVISION 9 - FINISHES
----------------- ------------------------------------------------------------- ------------------ -----------------
09200             Gypsum Plastering                                             w/09250
09215             Veneer Plaster System                                         w/09250
                                                                                                   -----------------
09250             Gypsum Wall Board System                                                          2,695,000
                                                                                                   -----------------
09290             Glass Reinforced Cement Fabrication                           w/09250
                                                                                                   -----------------
09300             Tile Work                                                                           219,000
                                                                                                   -----------------
09440             Epoxy Terrazzo                                                                       56,000
                                                                                                   -----------------
09450             Interior Stone Work                                           w/09300
                                                                                                   -----------------
09510             Acoustical Ceilings                                                                 322,000
                                                                                                   -----------------
09520             Acoustical Panels                                                                    25,000
                                                                                                   -----------------
09650             Resilient Flooring                                                                  688,000
                                                                                                   -----------------
09680             Carpeting                                                     w/09650
                                                                                                   -----------------
09725             Seamless Epoxy Flooring                                                              42,000
                                                                                                   -----------------
09900             Painting                                                                            287,000
                                                                                                   -----------------
09955             Upholstered Wall System                                       deleted per RFI #5
----------------- ------------------------------------------------------------- ------------------ -----------------


----------------- ------------------------------------------------------------- ------------------ -----------------
DIVISION 10       DIVISION 10 - SPECIALTIES
----------------- ------------------------------------------------------------- ------------------ -----------------
10000             Allowance to Install Owner Supplied Huddled Area Safety Items                         3,000
                                                                                                   -----------------
10100             Markerboards                                                                        119,000
                                                                                                   -----------------
10160             Metal Toilet Compartments                                                            45,000
                                                                                                   -----------------
10500             Metal Lockers                                                 w/10160
                                                                                                   -----------------
10520             Fire Extinguishers and Cabinets                                                       6,000
                                                                                                   -----------------
10810             Toilet Accessories                                            w/10160
                                                                                                   -----------------
10950             Building Specialties - Corner Guards Allowance                                        41,000
----------------- ------------------------------------------------------------- ------------------ -----------------
DIVISION 11       DIVISION 11 - EQUIPMENT
----------------- ------------------------------------------------------------- ------------------ -----------------
11130             Projection Screens                                            w/10100
11160             Loading Dock Equipment                                        NIC by Base Bldg.
                                                                                                   -----------------
11400             Food Service Equipment                                                              838,000
                                                                                                   -----------------
11601             Laboratory Fume Hoods                                         w/12345
11604             Laboratory Fittings                                           w/12345
                                                                                                   -----------------
11605             Laboratory Equipment Install Allowance                                               78,000
----------------- ------------------------------------------------------------- ------------------ -----------------
DIVISION 12       DIVISION 12 - FURNISHINGS
----------------- ------------------------------------------------------------- ------------------ -----------------
12345             Laboratory Casework                                                               2,860,000
                                                                                                   -----------------
12514             Vertical Blinds
                                                                                                   -----------------
12515             Roller Shades                                                                       110,000
                                                                                                   -----------------
12670             Entrance Mats                                                                         2,000
                                                                                                   -----------------
12710             Fixed Seating                                                                        70,000
----------------- ------------------------------------------------------------- ------------------ -----------------
DIVISION 13       DIVISION 13 - SPECIAL CONSTRUCTION
----------------- ------------------------------------------------------------- ------------------ -----------------
13038             Controlled Temp Rooms                                                               145,000
----------------- ------------------------------------------------------------- ------------------ -----------------
DIVISION 14       DIVISION 14 - VERTICAL TRANSPORTATION
----------------- ------------------------------------------------------------- ------------------ -----------------
14100             Elevators                                                                            690,000
                                                                                                   -----------------
14200             Geared Elevators                                              w/14100
                                                                                                   -----------------
14400             Handicap Lift                                                                         18,000
----------------- ------------------------------------------------------------- ------------------ -----------------
DIVISION 15       DIVISION 15 - MECHANICAL
----------------- ------------------------------------------------------------- ------------------ -----------------
15300             Fire Protection                                                                     698,000
                                                                                                   -----------------
15420             Plumbing                                                                          3,150,000
                                                                                                   -----------------
15600             HVAC                                                                              9,773,000
                                                                                                   -----------------
                  AHU Pre-Purchase                                                                  1,438,000
                                                                                                   -----------------
15900             Building Control System                                                           1,169,000
----------------- ------------------------------------------------------------- ------------------ -----------------
DIVISION 16       DIVISION 16 - ELECTRICAL
----------------- ------------------------------------------------------------- ------------------ -----------------
16100             Electrical                                                                        7,025,000
                                                                                                   -----------------
16500             Archetechural Lighting Fixtures                               w/16100
                                                                                                   -----------------
16700             Tele / Data                                                                         839,000
                                                                                                   -----------------
18000             Commissioning                                                 w/trades
================= ============================================================= ================== =================

                  SUBTOTAL                                                                         35,842,000
----------------- ------------------------------------------------------------- ------------------ -----------------
                  PROJECT REQUIREMENTS                                                              1,281,000
-----------------                                                               ------------------ -----------------
                  CONSTRUCTION CONTINGENCY                                                          1,075,000
-----------------                                                               ------------------ -----------------
                  TRAILER RELOCATION ALLOWANCE                                                         50,000
-----------------                                                               ------------------ -----------------
                  SCHEDULE ADJUSTMENT                                                                 357,000
-----------------                                                               ------------------ -----------------
                  HOIST/ELEVATOR OPERATOR                                                             104,000
-----------------                                                               ------------------ -----------------
                  GENERAL CONDITIONS                                                                1,481,000
-----------------                                                               ------------------ -----------------
                  FEE                                                                               1,306,000
-----------------                                                               ------------------ -----------------
                  G. C. PAYMENT & PERFORMANCE BOND                                                    204,000
----------------- ============================================================  ================== =================
                  TOTAL CONSTRUCTION COSTS                                                         41,700,000
----------------- ============================================================  ================== =================


--------------------------------------------------------------------------------


                       STANDARD FORM OF AGREEMENT BETWEEN
               OWNER AND CONTRACTOR WHERE THE BASIS OF PAYMENT IS
                     THE COST OF THE WORK PLUS A FEE WITH OR
                       WITHOUT A GUARANTEED MAXIMUM PRICE

                      AIA DOCUMENT A111 - ELECTRONIC FORMAT

--------------------------------------------------------------------------------

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified. This document had been approved and endorsed by The Associated General Contractors of America.

Copyright 1920, 1925, 1951, 1958, 1961, 1967, 1974, 1978, 1987 by The American
Institute of Architects, 1735 New York Avenue N.W., Washington D.C. 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

-------------------------------------------------------------------------------

AGREEMENT
made as of the 12th day of January in the year of Two Thousand and One, and is effective as of the 2nd day of October in the year of Two Thousand

BETWEEN the Owner:
(NAME AND ADDRESS)

FC 35 Landsdowne, Inc.
c/o Forest City Commercial Group, Inc.
38 Sidney Street
Cambridge, MA 02139

and the Contractor:
(NAME AND ADDRESS)

Turner Construction Company
2 Seaport Lane
Boston, MA 02110

-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #8 the Project is:
(NAME AND ADDRESS)

Cold core shell for office, laboratory and manufacturing building located on a parcel at 35 Landsdowne Street, Cambridge, Massachusetts.

the Architect is:
(NAME AND ADDRESS)

Elkus/Manfredi Architects Ltd.
530 Atlantic Avenue
Boston, MA 02210

The Owner and Contractor agree as set forth below.

-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #9

                                   ARTICLE 1
                             THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in
Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

                                   ARTICLE 2
                            THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

                                   ARTICLE 3
                           RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor's diligent and expert skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make diligent and expert efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work proficiently, diligently and in the most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise diligent efforts to enable the Contractor to perform the Work proficiently, diligently and in the most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.

3.2 The Contractor acknowledges that the Owner's desired approach to the design and construction of the Project is for the Architect, the Owner and the Contractor to work cooperatively toward the express objectives of (a) designing a Project that can be constructed in accordance with the Construction Documents, without the need for significant changes or corrections during the construction phase, (b) designing and constructing a Project that, upon completion of the Work, will be complete, ready for operation and suitable for the Owner's intended use, (c) meeting the Owner's schedule for completion of the Project, and (d) meeting the Construction budget requirements. The Contractor shall endeavor, in the performance of the services covered by this Agreement, to act in a manner consistent with the Owner's desired approach and express objectives.

-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #10

3.3 Nothing contained in Paragraph 3.2 shall require the Contractor to provide professional services which constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor's responsibilities for construction means, methods, techniques, sequences and procedures. If services which constitute the practice of architecture or engineering are specifically required by the Contract Documents for a portion of the Work or if the Contractor needs to provide such services in order to carry out the Contractor's responsibilities for construction means, methods, techniques, sequences and procedures, the Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional's written approval when submitted to the Architect.

                                   ARTICLE 4
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1      The date of commencement is October 2, 2000.
(INSERT THE DATE OF COMMENCEMENT, IF IT DIFFERS FROM THE DATE OF THIS AGREEMENT OR, IF APPLICABLE, STATE THAT THE DATE WILL BE FIXED IN A NOTICE TO PROCEED.)


4.2 The Contractor shall achieve Substantial Completion of the entire Work not later than October 8, 2001.

(INSERT THE CALENDAR DATE OR NUMBER OF CALENDAR DAYS AFTER THE DATE OF COMMENCEMENT. ALSO INSERT ANY REQUIREMENTS FOR EARLIER SUBSTANTIAL COMPLETION OF CERTAIN PORTIONS OF THE WORK, IF NOT STATED ELSEWHERE IN THE CONTRACT DOCUMENTS.)


, subject to adjustments of this Contract Time as provided in the Contract Documents. (INSERT PROVISIONS, IF ANY, FOR LIQUIDATED DAMAGES RELATING TO FAILURE TO COMPLETE ON TIME.) The Construction Schedule for completion of the Work is attached as Exhibit B to the General Conditions of the Contract.

                                   ARTICLE 5
                                  CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Contractor's Fee (STATE A LUMP SUM, PERCENTAGE OF COST OF THE WORK OR OTHER PROVISION FOR DETERMINING THE CONTRACTOR'S FEE, AND EXPLAIN HOW THE CONTRACTOR'S FEE IS TO BE ADJUSTED FOR CHANGES IN THE WORK.) in the lump sum amount of five hundred seventy-one thousand dollars ($571,000). For changes in the Work that increase the Cost of the Work by more than five hundred thousand dollars ($500,000) in the aggregate, the Contractor's compensation shall be increased by an amount equal to three percent (3%) of the amount of the direct increase in the Cost of the Work (I.E., the increase in the Cost of the Work excluding increases in Construction Manager's Fee). Notwithstanding anything to the contrary, there shall be no adjustment in the compensation

-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #11 payable to the Contractor (a) related to the first five hundred thousand dollars ($500,000) of such direct increases in the Cost of the Work and (b) with respect to any increase in the Cost of Work arising from the actual cost of any allowance item exceeding the allowance cost of such item as reflected in the GMP Breakdown (as defined in Subparagraph 5.2.1.1).

5.2      GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed eighteen million two hundred fifty-eight thousand dollars ($18,258,000),, subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

5.2.1.1 A detailed, line-item breakdown of the Guaranteed Maximum Price, including the Cost of the Work and the Contractor's Fee (the "GMP Breakdown"), is attached hereto and incorporated herein as Schedule B.

5.2.1.2 The Owner shall be entitled to the "Guaranteed Maximum Price Savings" (as such term is defined below). As of the date of final completion of the Work the amount, if any, by which (x) exceeds (y) shall be considered the "Guaranteed Maximum Price Savings," where (x) is the Guaranteed Maximum Price (as adjusted from time to time through Change Orders) and (y) is the sum of the actual Cost of the Work and the Contractor's Fee.

5.2.1.3 The Guaranteed Maximum Price is subject to the Qualifications and Assumptions attached hereto and made a part hereof as Schedule C.

5.2.1.4 The Drawings and Specifications upon which the Guaranteed Maximum Price is based are as listed and described in Schedule D attached hereto and made a part hereof.
(INSERT SPECIFIC PROVISIONS IF THE CONTRACTOR IS TO PARTICIPATE IN ANY SAVINGS.)

5.2.2 By executing this Agreement, the Contractor represents that the Drawings and Specifications listed in Schedule D describe the scope, construction requirements and design intent of the Work in sufficient detail to enable the Contractor to establish firmly the Guaranteed Maximum Price, subject to the Qualifications and Assumptions. The Contractor shall not be permitted to claim any adjustment in the Guaranteed Maximum Price in connection with Drawings and Specifications issued subsequent to the date of this Agreement, except in connection with Scope Changes as described in subparagraphs 5.2.2.1 though 5.2.2.3.

5.2.2.1 Subsequent to execution of this Agreement, the Architect will issue additional Drawings and Specifications for portions of the Work and will issue supplemental instructions, sketches and other materials intended to clarify the Drawings and Specifications and/or provide details regarding the construction or design of various parts of the Work (collectively, the "Supplemental Drawings and Specifications"). The Contractor shall review all Supplemental

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT
1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #12

Drawings and Specifications in detail and shall, within fifteen (15) days of receiving any Supplemental Drawings and Specifications, notify the Owner and the Architect of any error, inconsistency or discrepancy that the Contractor discovers between the Supplemental Drawings and Specifications and the Drawings and Specifications listed in Schedule D to this Agreement. Within such fifteen
(15) day period the Contractor shall also notify the Owner in writing of any item which, in the Contractor's opinion, represents a Scope Change, as defined in subparagraph 5.2.2.2 below, setting forth, with particularity, the reasons the Contractor contents such item represents a Scope Change (such notice shall constitute a "Scope Change Request"). A Scope Change Request shall set forth the Contractor's preliminary estimates of the increased costs and the impacts on the Construction Schedule, if any, that the Contractor attributes to the Work covered by such Scope Change Request. Failure of the Contractor to notify the Owner of any item the Contractor considers a Scope Change within fifteen (15) days after the date of receipt by the Contractor of Supplemental Drawings and Specifications is hereby deemed to mean: (1) such Supplemental Drawings and Specifications is hereby deemed to mean: (1) such Supplemental Drawings and Specifications are consistent with the Drawings and Specifications listed in Schedule D to this Agreement; (2) no Scope Changes exist; and (3) the Contractor was willing and able to perform all of the Work for the Guaranteed Maximum Price and in accordance with all the requirements of the Contract Documents. The Contractor shall, within thirty (30) days of receipt of any Supplemental Drawings and Specifications that contain an item or items the Contractor considers to require a Scope Change, prepare and provide to the Owner a detailed breakdown of the proposed increase in the Guaranteed Maximum Price and the proposed changes to the Construction Schedule and Milestone Dates, if any related to such Scope Change.

5.2.2.2 A "Scope Change" is hereby deemed to mean Work described in the Supplemental Drawings and Specifications which is not reasonably inferable from the Drawings and Specifications listed in Schedule D to this Agreement and is either (i) materially inconsistent with the Qualifications and Assumptions or
(ii) constitutes a change in the quantity, quality, programmatic requirements or other substantial deviation from the Drawings and Specifications listed in Schedule D to this Agreement.

5.2.2.3 If the Contractor timely submits a Scope Change Request to the Owner in accordance with the requirements of subparagraph 5.2.2.1, the Owner shall have one or more of the following options:

(1) within ten (10) days of receipt of the Scope Change Request, the Owner shall direct the Architect in writing, with a copy of such directive to the Contractor, to modify that aspect of the Supplemental Drawings and Specifications to which the Contractor objects. The Contractor shall cooperate with the Owner and the Architect during the modification effort and shall make recommendations appropriate to correct such portions of the Supplemental Drawings and Specifications. The Architect shall submit to the Contractor the revised Supplemental Drawings and Specifications as approved by the Owner. The Contractor shall promptly re-examine such revised Supplemental Drawings and Specifications as described in subparagraph 5.2.2.1;

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT
1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
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expires on 8/7/2001 -- Page #13

(2) if, upon review of the Scope Change Request, the Owner (after consultation with the Architect) believes that the portion of the Work described therein does not constitute a Scope Change, the Owner shall so advise the Contractor within ten (10) days of receipt of the Scope Change Request. If such disagreement is not resolved, the Work subject to disagreement shall be identified in a schedule (the "Disputed Work Schedule"). The Owner and the Contractor shall endeavor in good faith to resolve items set forth in the Disputed Work Schedule expeditiously, confirming such resolution in Change Orders. Items in the Disputed Work Schedule that are not resolved by the Owner and the Contractor shall be subject to the dispute resolution procedures set forth in Article 4 of the General Conditions. During the pendency of such dispute resolution procedures, all items remaining in the Disputed Work Schedule shall be performed by the Contractor as required by the Contract Documents and a tentative adjustment shall be made to the Guaranteed Maximum Price in the amount of the undisputed portion of the Scope Change Request. No adjustment shall be made to the Guaranteed Maximum Price for disputed portions of the Scope Change Request. For each remaining item in the Disputed Work Schedule, the Contractor shall keep a specific, detailed accounting of the time and materials required to complete such item. Adjustments to the Construction Schedule shall not be permitted on a tentative basis;

(3) if, upon review of the Scope Change Request, the Owner agrees that all or a portion of the Work therein constitutes a Scope Change, and the Owner elects not to direct the Architect to modify the Supplemental Drawings and Specifications, the Owner and the Contractor shall enter into a written agreement providing for changes to the Guaranteed Maximum Price and Construction Schedule;

(4) if, with respect to any item in the Scope Change Request, the Owner does not, within the appropriate time limitations, (a) direct the Architect to modify the Supplemental Drawings and Specifications, (b) advise the Contractor in writing of disapproval of such item in the Scope Change Request, or (c) agree that such item represents a Scope Change, then the Scope Change request with respect to such item shall be deemed approved by the Owner and the Guaranteed Maximum Price and the Construction Schedule shall be modified as requested by the Contractor.

(STATE THE NUMBERS OR OTHER IDENTIFICATION OF ACCEPTED ALTERNATES, BUT ONLY IF A GUARANTEED MAXIMUM PRICE IS INSERTED IN SUBPARAGRAPH 5.2.1. IF DECISIONS ON OTHER ALTERNATES ARE TO BE MADE BY THE OWNER SUBSEQUENT TO THE EXECUTION OF THIS AGREEMENT, ATTACH A SCHEDULE OF SUCH OTHER ALTERNATES SHOWING THE AMOUNT FOR EACH AND THE DATE UNTIL WHICH THAT AMOUNT IS VALID.)


5.2.3 The amounts agreed to for allowances are as set forth in Schedule E attached hereto and made a part hereof.

(STATE UNIT PRICES ONLY IF A GUARANTEED MAXIMUM PRICE IS INSERTED IN SUBPARAGRAPH 5.2.1.)


                                   ARTICLE 6
                               CHANGES IN THE WORK

6.1      CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT
1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.  This document was electronically
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                                                    Electronic Format A111-1987
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expires on 8/7/2001 -- Page #14

6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

6.1.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of the General Conditions and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph
7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

6.1.3 In calculating adjustments to this Contract, the terms "cost" and "costs" as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Paragraph 5.1 of this Agreement.

6.2      CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

6.2.1    [Deleted].

6.3      ALL CONTRACTS

                                   ARTICLE 7
                             COSTS TO BE REIMBURSED

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1    LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's Agreement, at off-site workshops.

7.1.1.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's agreement. (If it is intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time.)

7.1.1.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT
1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #15 materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Clauses 7.1.1.1 through 7.1.1.3.

7.1.2    SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

7.1.3    COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED
CONSTRUCTION

7.1.3.1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold and any unsold materials disposed by the Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

7.1.4.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval. Rental charges shall be consistent with those generally prevailing in the location of the Project. In no event shall the Contractor be entitled to reimbursement for any cumulative total of rental charges in connection with any

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT
1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
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expires on 8/7/2001 -- Page #16
single piece of machinery or equipment in excess of eighty percent (80%) of its fair market value as of the date that such machinery or equipment is first put into service in connection with the Work. The Contractor shall pay any excess rental charges.

7.1.4.3  Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor's personnel incurred while travelling in discharge of duties connected with the Work.

7.1.5    MISCELLANEOUS COSTS

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds, required by the Contract Documents.

7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the Contractor's fault or negligence.

7.1.6    OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT
1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright
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produced with permission of the AIA and can be reproduced without violation
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                                                    Electronic Format A111-1987
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expires on 8/7/2001 -- Page #17

7.2      EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions, unless such emergency results solely from the willful act or negligence of the Contractor or any person for whom the Contractor is responsible, including Subcontractors.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor's personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.

7.3      GENERAL CONDITIONS

7.3.1 The term "General Conditions" shall mean, collectively, those properly reimbursable Cost of the Work items that are specified in Schedule F attached hereto. The General Conditions costs shall be the lump sum amount of six hundred thousand dollars ($600,000); provided, however, that in the event that changed in the Work cause the actual, proven jobsite costs for the General Conditions items listed in Schedule F other than labor costs as described in Subparagraph
7.1.1 to exceed the lump sum amount specified above, then the Contractor shall be entitled to receive such excess General Conditions cost to the extent attributable to changes in the Work, provided further, however, that there shall be no increase in the amount that the Contractor is entitled to receive for such excess General Conditions costs to the extent attributable to the first five hundred thousand dollars ($500,000) of direct increases in the Cost of the Work (excluding General Conditions and Contractor's Fee) arising from changes in the Work unless the Contractor demonstrates to the Owner's reasonable satisfaction that a material increase in the General Conditions costs was also attributable to the time during the stage of

-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation
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                                                    Electronic Format A111-1987
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expires on 8/7/2001 -- Page #18
construction when such changes in the Work were made. Notwithstanding anything to the contrary in any of the Contract Documents, the General Conditions costs shall be paid to the Contractor in monthly installments which, for any month, shall be calculated by dividing the remaining General Conditions amounts by the number of months from that month to the schedule date for Substantial Completion of all the Work.

7.4      GMP BREAKDOWN

7.4.1 The GMP Breakdown includes a "Contingency" line item in the amount noted thereon. Following the execution of this Agreement, the Contractor, with the participation of the Owner and the Architect, shall select Subcontractors and suppliers who shall provide labor, equipment and materials related to completion of the Work. As this "buyout" process is completed, the GMP Breakdown shall be revised and the actual costs associated with the line items in the GMP Breakdown attached hereto shall be incorporated into such GMP Breakdown. Any net savings between the estimated costs as reflected in the original GMP Breakdown and the actual Subcontractor and supplier award amounts resulting from the buyout process shall be allocated to the "Contingency" line item. The Contingency shall be an amount available to reimburse the Contractor for unanticipated costs for any of the Cost of the Work items provided for in
Article 7 (including the cost incurred by the Contractor in repairing or correcting defective or nonconforming Work to the extent otherwise permitted under Articles 7 and 8 hereof, subject to the provisions of Paragraph 7.4.2). The Contractor shall notify the Owner monthly in writing with its Applications for Payment of costs that the Contractor proposes be charged to the Contingency, together with an explanation of the reason such cost is to be incurred. Notwithstanding anything to the contrary, no more than $140,000 shall be charged to the Contingency for General Conditions items without the prior written consent of the Owner.

7.4.2 Notwithstanding anything to the contrary, the Contractor shall not apply any portion of the Contingency for costs incurred in repairing or correcting defective or nonconforming Work subsequent to final payment.

7.5      COSTS

7.5.1 Costs as defined herein shall be actual costs paid by the Contractor, less all discounts, rebates and salvages which shall be taken by the Contractor, subject to Article 9 of the Agreement.

7.5.2 Notwithstanding the breakdown or categorization of any costs to be reimbursed in this Article 7 or elsewhere in the Contract Documents, there shall be no duplication of payment in the event any particular items for which payment is requested can be characterized as falling into more than one of the types of compensable or reimbursable categories.

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT
1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically
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until the date of expiration as noted below.

                                                    Electronic Format A111-1987
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expires on 8/7/2001 -- Page #19

                                   ARTICLE 8
                           COSTS NOT TO BE REIMBURSED

8.1      The Cost of the Work shall not include:

8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in Article 14.

8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

8.1.3    Overhead and general expenses, except as may be expressly included in
Article 7.

8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6    Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph
13.5 of this Agreement, costs due to the fault or negligence of the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7    Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

                                   ARTICLE 9
                         DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments, otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured. The Contractor shall not obtain for its own benefit any discounts, rebates or refunds in connection with the Work prior to providing the Owner with seven (7) days prior written notice of the potential discount, rebate or refund and an opportunity to furnish funds necessary to obtain such discount, rebate or refund on behalf of the Owner in accordance with the requirements of this Paragraph 9.1.

-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation
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                                                    Electronic Format A111-1987
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expires on 8/7/2001 -- Page #20

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

                                   ARTICLE 10
                        SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contract or does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Architect
(1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without unreasonable reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

10.4 The Contractor shall not perform any trade Work with the Contractor's own forces, or through an Affiliate (as hereinafter defined), except for the trade Work specifically listed on Schedule G attached hereto and made a part hereof (the "Permitted Contractor Trade Work"). In no event shall the Cost of the Work attributable to any item of Permitted Contractor Trade Work exceed the amount therefor specified on Schedule G. Such agreement shall, without limitation, satisfy all requirements for Subcontracts as set forth in Paragraph
5.3.1 of the General Conditions. The term "Affiliate" is hereby deemed to mean any party or entity related to or affiliated with the Contractor or in which the Contractor has direct or indirect ownership or control, including, without limitation: (i) any entity owned in whole or in part by the Contractor; (ii) any party or entity with more than five percent (5.0%) interest in the Contractor; and (iii) any entity in which any officer, director, employee, partner or shareholder (or member of the family of any of the foregoing persons) of the Contractor or any entity owned by the Contractor has a direct or indirect interest.

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT
1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #21

                                   ARTICLE 11
                               ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

11.2 Records to be available for audit shall include but not be limited to accounting records, written policies and procedures; contract and subcontract files (including proposals of successful and unsuccessful bidders, bid recaps, etc.); original estimates; estimating worksheets; correspondence invoices; change order files (including documentation covering negotiated settlements); backcharge logs and supporting documents; general ledger entries detailing cash and trade discounts earned, insurance rebates and dividends; and any other supporting evidence deemed necessary to substantiate charges. These records shall be open to inspection and subject to audit and/or reproduction to the extent necessary to adequately permit evaluation and verification of the Cost of the Work, and any invoices, change orders, payments or claims submitted by the contractor or vendor to any of his payees pursuant to the execution of the Agreement.

11.3 Such audits may require inspection and copying from time to time and at reasonable times and places of any and all information, materials and data of every kind and character, including without limitation, records, books, papers, documents, subscriptions, recordings, agreements, purchase orders, leases, contracts, commitments, arrangements, notes, daily diaries, superintendent's reports, drawings, receipts, vouchers and memoranda, and any and all other agreements, sources of information and matters that have any bearing on or pertain to any records subject to audit. This material shall also include, but not be limited to, those records necessary to evaluate and verify direct and indirect costs (including overhead allocations).

11.4 Access shall be afforded to all of the Contractor's records, and the auditor shall be allowed to interview any of the Contractor's employees, for a period of three years after final payment or longer if required by law.

11.5 Access shall be provided to the Contractor's facilities and all necessary records for the purpose of an audit, and adequate and appropriate work space will be provided in order to conduct audits in compliance with this article.

11.6 If an audit or examination of the Contractor's records discloses overcharges (of any nature) by the Contractor, then, at the Owner's option, either the Contractor shall immediately reimburse the Owner for such overcharge or the Owner may deduct the amount of such overcharges from amounts otherwise owed by the Owner to the Contractor.

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT
1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #22

                                   ARTICLE 12
                                PROGRESS PAYMENTS

12.1 Based upon Applications for Payment, including all supporting documentation submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents. The Contractor's Applications for Payment shall be submitted on AIA Document G702 together with AIA Document G703.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

12.3 Provided an Application for Payment together with all required supporting documentation properly prepared and submitted is received by the Architect not later than the first day of a month, the Owner shall make payment to the Contractor not later than the second to last day of such month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than forty-five (45) days after the Architect receives the Application for Payment.

12.4 With each Application for Payment the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment; plus (4) retainage provided in Subparagraph 12.5.4, if any, applicable to prior progress payments. In addition to other required items, each Application for Payment shall be accompanied by the following all in form and substance satisfactory to the Owner.

(1) A duly executed and acknowledged Contractor's Sworn Statement, in the form attached hereto as Exhibit A, showing all suppliers who have provided supplies and/or materials to the Project and Subcontractors with whom the Contractor has entered into subcontracts, the amounts of such subcontracts, the amount requested for any Subcontractor in the Application for Payment and the amount to be paid to the Contractor from such progress payment;

(2) A duly executed Waiver of Mechanics' and Materialmen's Lines from the Contractor in the form attached hereto as Exhibit B;

(3) Duly executed Waivers of Mechanics' and Materialmen's Lines, in the form attached hereto as Exhibit C, from all Subcontractors and suppliers;

(4) Applications for payment from each Subcontractor on AIA Document G702 together with AIA Document G703;

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT
1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #23

(5) A revised Construction Schedule, updated to reflect actual conditions in accordance with subparagraph 3.10.4 of the General Conditions; and

(6) Such other information, documentation and materials as the Owner or the Architect may require.

12.5     CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may required. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order. Except with respect to General Conditions items, amounts payable in accordance with this Subparagraph 12.5.3.1 shall be reduced by retainage in the amount of ten percent (10.0%). Retainage shall not be withheld from amounts payable to the Construction manager for General Conditions items. Notwithstanding the foregoing, at the Owner's discretion and subject to the approval of the Owner's construction lender, no additional retainage will be withheld from amounts payable under this subparagraph after such time as the total Cost of the Work completed, as reflected in Applications for Payment certified by the Architect, equals fifty percent (50%) of the Guaranteed Maximum Price.

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT
1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #24

12.5.3.2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner and permitted by the Owner's construction lender, suitably stored off the site at a location agreed upon in writing. Amounts payable in accordance with this Subparagraph
12.5.3.2 shall be reduced by retainage of ten percent (10.0%). Notwithstanding the foregoing, at the Owner's discretion and subject to the approval of the Owner's construction lender, no additional retainage will be withheld from amounts payable under this subparagraph after such time as the total Cost of the Work completed, as reflected in Applications for Payment certified by the Architect, equals fifty percent (50%) of the Guaranteed Maximum Price.

12.5.3.3 Add the Contractor's Fee, less retainage of ten percent (10.0%). The Contractor's Fee shall be computed upon the Cost of Work described in the two preceding Clauses at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion. Notwithstanding the foregoing, at the Owner's discretion and subject to the approval of the Owner's construction lender, no additional retainage will be withheld from amounts payable under this subparagraph after such time as the total Cost of the Work completed, as reflected in Applications for Payment certified by the Architect, equals fifty percent (50%) of the Guaranteed Maximum Price.

12.5.3.4 Subtract the aggregate of previous payments made by the Owner.

12.5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.5.3.6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

12.5.4   Additional retainage, if any, shall be as follows:
(If it is intended to retain additional amounts from progress payments to the Contractor beyond (1) the retainage from the Contractor's Fee provided in Clause 12.5.3.3, (2) the retainage from Subcontractors provided in Paragraph 12.7 below, and (3) the retainage, if any, provided by other provisions of the Contract, insert provision for such additional retainage here. Such provision, if made, should also describe any arrangement for limiting or reducing the amount retained after the Work reaches a certain state of completion.)

12.6     CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

12.7 Except with the Owner's prior approval, payments to Subcontractors included in the Contractor's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

12.7.1 Take that portion of the Subcontract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract Sum allocated to that portion in the Subcontractor's

-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #25 schedule of values, less retainage of ten percent (10.0%). Pending final determination of amounts to be paid to the Subcontractor for changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Subcontract Sum has not yet been adjusted by Change Order. Notwithstanding the foregoing, the Owner's discretion and subject to the approval of the Owner's construction lender in each instance, after such time as the total Cost of the Work completed, as reflected in Applications for Payment certified by the Architect, equals fifty percent (50%) of the Guaranteed Maximum Price: (1) no additional retainage shall be withheld from amounts payable to a Subcontractor after such time as the Cost of the Work allocable to Subcontractor's Work completed, as reflected in Applications for Payment certified by the Architect, equals fifty percent (50%) of the Subcontract Sum; and (2) the entire retainage allocable to such Subcontractor's Work shall be released when such Subcontractor fully performs such Subcontractor's Work.

12.7.2 Add that portion of the Subcontract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitable stored off the site at a location agreed upon in writing, less retainage of ten percent (10%).

12.7.3 Subcontract the aggregate of previous payments made by the Contractor to the Subcontractor.

12.7.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment by the Owner to the Contractor for reasons which are the fault of the Subcontractor.

12.8 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not be delivered and stored at the site.

12.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Paragraph 12.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

12.10 Upon achievement of Substantial Completion of the Work, the Owner shall release all retainage to the Contractor except an amount equal to two hundred percent (200%) of the value of incomplete or defective Work as identified in the Punchlist.

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT
1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #26

                                   ARTICLE 13
                                  FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work and all supporting documentation have been submitted by the Contractor and reviewed by the Owner's accountants; and (3) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

13.2     The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3   Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in Subparagraph 9.4.1 of the General Conditions.

13.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the

-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #27

Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

13.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate equal to the "prime rate" as published in THE WALL STREET JOURNAL on the date such payment was due or, if THE WALL STREET JOURNAL was not published on such date, the corresponding rate in the next issue of THE WALL STREET JOURNAL published after the due date.

(USURY LAWS AND REQUIREMENTS UNDER THE FEDERAL TRUTH IN LENDING ACT, SIMILAR STATE AND LOCAL CONSUMER CREDIT LAWS AND OTHER REGULATIONS AT THE OWNER'S AND CONTRACTOR'S PRINCIPAL PLACES OF BUSINESS, THE LOCATION OF THE PROJECT AND ELSEWHERE MAY AFFECT THE VALIDITY OF THIS PROVISION. LEGAL ADVICE SHOULD BE OBTAINED WITH RESPECT TO DELETIONS OR MODIFICATIONS, AND ALSO REGARDING REQUIREMENTS SUCH AS WRITTEN DISCLOSURES OR WAIVERS.)


14.3     Other provisions:

14.3.1 The Contractor represents and warrants the following to the Owner (in addition to any other representations and warranties contained in the Contract Documents) as a material inducement to the Owner to execute this Agreement, which representations and warranties shall survive the execution and delivery of this Agreement, any termination of this Agreement and the final completion of the Work;

(1) the Contractor is financially solvent, able to pay all debts as they mature and possessed of sufficient working capital to complete the Work and perform all obligations hereunder;

(2) the Contractor is able to furnish the plant, tools, materials, supplies, equipment and labor required to complete the Work and perform its obligations hereunder and has sufficient experience and competence to do so;

-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #28

(3) the Contractor is authorized to do business in the Commonwealth of Massachusetts and is properly licensed by all necessary governmental and public and quasi-public authorities having jurisdiction over the Contractor and over the Work and the Project;

(4) the Contractor's execution of this Agreement and performance thereof is within the Contractor's duly authorized powers;

(5) the Contractor's duly authorized representative has visited the site of the Project and is familiar with the local conditions under which the Work is to be performed and has correlated observations with the requirements of the Contract Documents; and

(6) the Contractor possesses a high level of experience and expertise in the business administration, construction, construction management and superintendence of projects of the size, complexity and nature of this particular Project and will perform the Work with the care, skill and diligence of such a contractor.

14.3.2 The Contractor acknowledges that the Owner may finance the Work with funds provided and/or administered by a construction lender (the "Lender"). The Contractor agrees to use its best efforts to comply with the requirements of the Lender which bear upon the performance of the Work. The Contractor shall also:

(1) make the site of the Work available at reasonable times for inspection by the Lender or the Lender's representatives;

(2) consent to and execute all documents reasonably requested by the Owner in connection with the assignment of this Agreement and the Drawings and Specifications to the Lender for collateral purposes; and

(3) promptly furnish the Owner with information, documents and materials that the Owner may reasonably request from time to time in order to comply with the requirements of the Lender.

14.3.3 Reference is hereby made to the Forest City Development Contractor Project Procedures Manual attached as Exhibit D hereto (the "Procedures Manual"). The Contractor acknowledges that the Procedures Manual forms a part of this Agreement and agrees to comply with the terms and provisions thereof. In the event of any conflict between the terms and provisions of the Procedures Manual and the other terms of this Agreement, such terms and provisions shall be interpreted so as to require the most substantial and comprehensive performance of the Work and better quality or greater quantity of Work.

14.3.4 Reference is hereby made to the Construction Management Plan dated September 11, 2000, a copy of which is attached as Exhibit E hereto (as amended from time to time, the "Construction Management Plan"). The Contractor acknowledges that the Construction Management Plan forms a part of this Agreement and agrees to comply with the terms and


-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #29 provisions thereof to the extent applicable to the Work. In the event of any conflict between the terms and provisions of the Construction Management Plan and the other terms of this Agreement, such terms and provisions shall be interpreted so as to require the most substantial and comprehensive performance of the Work and better quality and greater quantity of Work.

                                   ARTICLE 15
                            TERMINATION OR SUSPENSION

15.1     The Contract may be terminated by the Contractor as provided in
Article 14 of the General Conditions, however, the amount to be paid to the Contractor under Subparagraph 14.1.2 of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below, except that unless such termination is based on the reasons set forth in
14.1.1.1 or 14.1.1.2, the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

15.2 If a Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below.

15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the Owner shall then pay the Contractor an amount calculated as follows:

15.3.1 Take the Cost of the Work incurred by the Contractor to the date of termination.

15.3.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

15.3.3 Subtract the aggregate of previous payments made by the Owner. The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 15, execute and deliver all such papers and take such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders. Unless the termination is for cause, the Contractor

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT
1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #30 may require the Owner, as a condition of assigning any subcontracts or purchase orders requested by the Owner, to agree to pay all sums owed the Subcontractor(s) or supplier(s) whose agreements are being assigned for (i) Work previously performed to the extent that such sums are due and owing and that the Contractor has not already received progress payments designated for payment of such Work and (ii) for services thereafter rendered and materials thereafter furnished in accordance with the terms of such subcontracts or purchase orders.

15.4 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph 14.3.2 of the General Conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Contractor's Fee as described in Paragraphs 5.1 and 6.3 of this Agreement.

                                   ARTICLE 16
                        ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A111, 1987 Edition.

16.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201, 1987 Edition with modifications incorporated, all as contained in the document prepared using the AIA Electronic Format software and entitled "User Document: FC65LANDA201.DOC--10/17/2000."

16.1.3   [Deleted].

DOCUMENT               TITLE                                  PAGES

16.1.4 The Specifications are as described in Schedule D attached hereto and made a part hereof. (EITHER LIST THE SPECIFICATIONS HERE OR REFER TO AN EXHIBIT ATTACHED TO THIS AGREEMENT.)

SECTION                TITLE                                  PAGES

16.1.5 The Drawings are as described in Schedule D attached hereto and made a part hereof. (EITHER LIST THE DRAWINGS HERE OR REFER TO AN EXHIBIT ATTACHED TO THIS AGREEMENT.)

NUMBER                 TITLE                                  DATE

16.1.6   The Addenda, if any, are as follows:

-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #31

NUMBER                 DATE                                   PAGES
NONE

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 16.

16.1.7 Other Documents, if any, forming part of the Contract Documents are as follows: (LIST HERE ANY ADDITIONAL DOCUMENTS WHICH ARE INTENDED TO FORM PART OF THE CONTRACT DOCUMENTS. THE GENERAL CONDITIONS PROVIDE THAT BIDDING REQUIREMENTS SUCH AS ADVERTISEMENT OR INVITATION TO BID, INSTRUCTIONS TO BIDDERS, SAMPLE FORMS AND THE CONTRACTOR'S BID ARE NOT PART OF THE CONTRACT DOCUMENTS UNLESS ENUMERATED IN THIS AGREEMENT. THEY SHOULD BE LISTED HERE ONLY IF INTENDED TO BE PART OF THE CONTRACT DOCUMENTS.)

The following Schedules and Exhibits form part of the Contract Documents*:

Schedule A -         Intentionally Omitted
Schedule B -         Guaranteed Maximum Price Breakdown
Schedule C -         GMP Qualifications and Assumptions
Schedule D -         List of GMP Drawings and Specifications
Schedule E -         Allowance Items and Alternates
Schedule F -         General Conditions Costs
Schedule G -         Contractor's Permitted Trade Work
Exhibit A -          Contractor's Sworn Statement
Exhibit B -          Contractor's Lien Waiver Form
Exhibit C -          Subcontractor/Supplier Lien Waiver Form
Exhibit D -          Procedures Manual
Exhibit E -          Construction Management Plan

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

OWNER                                            (SIGNATURE)


                                                 (PRINTED NAME AND TITLE)
                                                 CONTRACTOR
----------------------------------------
                                                 (PRINTED NAME AND TITLE)
----------------------------------------
(SIGNATURE)


* Schedules and Exhibits to be provided upon request.

-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic Format A111-1987
User Document: FC35LANDA111.DOC -- 1/12/2001. AIA License Number 105751, which expires on 8/7/2001 -- Page #32